UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2006

NEWGEN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000- 23365	33-0840184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210
(Address of principal executive offices) (zip code)

(704) 552-3590
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2006, the Registrant received a loan in the principal amount of $500,000 from Noel M. Corcoran, Chairman of the Board of Directors of the Registrant. There is no written agreement between the parties and a note has not been executed, however the Registrant and Mr. Corcoran have orally agreed that the principal of the loan will be due and payable on February 24, 2007, along with interest of 10% per annum.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWGEN TECHNOLOGIES, INC.

Date: August 30, 2006	By:	/s/ Scott Deininger
Name: Scott Deininger
Title: Chief Financial Officer